Exhibit 4.1

CHASE BANK USA, NATIONAL ASSOCIATION,

Transferor, Servicer and Administrator

CHASE ISSUANCE TRUST,

Issuing Entity

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Indenture Trustee and Collateral Agent

AMENDMENT NO. 3

to the THIRD AMENDED AND RESTATED

TRANSFER AND SERVICING AGREEMENT

Dated as of December 20, 2013

This AMENDMENT NO. 3 TO THE THIRD AMENDED AND RESTATED TRANSFER AND SERVICING AGREEMENT (this “Amendment No. 3”) among CHASE BANK USA, NATIONAL ASSOCIATION (the “Bank” or “Chase USA”), a national banking association, as Transferor, Servicer and Administrator, CHASE ISSUANCE TRUST, a statutory business trust created under the laws of the State of Delaware, as Issuing Entity and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee and Collateral Agent, is made and entered into as of December 20, 2013.

RECITALS

WHEREAS, the predecessor to Chase USA, the Issuing Entity and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent have heretofore executed and delivered a Transfer and Servicing Agreement, dated as of May 1, 2002 (as amended and supplemented or otherwise modified through the date hereof, including by the Assumption Agreement, dated as of October 1, 2004, by Chase USA, as successor Transferor, Servicer and Administrator, in favor of and for the benefit of the Issuing Entity, the Indenture Trustee and the Collateral Agent, the “Original Transfer and Servicing Agreement”);

WHEREAS, the parties hereto have heretofore executed and delivered an Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2004, as amended by the First Amendment thereto, dated as of May 10, 2005, and a Second Amendment thereto, dated as of February 1, 2006 (as amended, supplemented or otherwise modified, the “Amended and Restated Transfer and Servicing Agreement”);

WHEREAS, the parties hereto have heretofore executed and delivered a Second Amended and Restated Transfer and Servicing Agreement, dated as of March 14, 2006 (as amended, supplemented or otherwise modified, the “Second Amended and Restated Transfer and Servicing Agreement”);

WHEREAS, the parties hereto have heretofore executed and delivered a Third Amended and Restated Transfer and Servicing Agreement, dated as of December 19, 2007, as amended by Amendment No. 1 thereto, dated as of May 8, 2009, and Amendment No. 2 thereto, dated as of July 9, 2013 (as amended, supplemented or otherwise modified, the “Third Amended and Restated Transfer and Servicing Agreement”);

WHEREAS, the parties hereto desire to amend the Third Amended and Restated Transfer and Servicing Agreement as set forth below;

WHEREAS, subsection 12.01(a) of the Third Amended and Restated Transfer and Servicing Agreement provides that the Servicer, the Transferor, the Administrator and the Issuing Entity may amend the Third Amended and Restated Transfer and Servicing Agreement by a written instrument signed by each of them, without the consent of the Indenture Trustee, any Collateral Agent or any of the Noteholders; provided, that (i) the Transferor shall have delivered to the Indenture Trustee and the Owner Trustee an Officer’s Certificate, dated the date of any such amendment, stating that such Transferor reasonably believes that such amendment will not have an Adverse Effect and (ii) the Note Rating Agency Condition shall have been satisfied;

WHEREAS, (i) the Indenture Trustee and Owner Trustee have received from each Transferor an Officer’s Certificate, dated the date hereof, stating that such Transferor reasonably believes that such amendment will not have an Adverse Effect and (ii) the Note Rating Agency Condition has been satisfied; and

WHEREAS, based on the foregoing, all conditions precedent to the execution of this Amendment No. 3 have been complied with;

NOW, THEREFORE, the parties hereto hereby are executing and delivering this Amendment No. 3 in order to amend the Third Amended and Restated Transfer Agreement in the manner set forth below.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Third Amended and Restated Transfer and Servicing Agreement.

1. Amendment to Subsection 2.13(b)(ii). Subsection 2.13(b)(ii) of the Third Amended and Restated Transfer and Servicing Agreement shall be amended by deleting the existing subsection 2.13(b)(ii) in its entirety and replacing it with the following:

“(ii) the Servicer shall represent and warrant that (x) a random selection procedure was used by the Servicer in selecting the Removed Accounts and only one such removal of randomly selected Accounts shall occur in the then current Monthly Period, (y) the Removed Accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by such third party or has expired without renewal and which by its terms permits the third party to repurchase the Removed Accounts subject to such arrangement, upon such cancellation or non-renewal and the third party has exercised such repurchase right or (z) the Removed Accounts were selected using another method that will not preclude transfers from satisfying the conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009;”

2. Amendment to Section 12.05. Section 12.05 of the Third Amended and Restated Transfer and Servicing Agreement shall be amended by deleting in its entirety the existing Section 12.05 and replacing it with the following:

Section 12.05 Notices.

(a) All demands, notices, instructions, directions and communications (collectively, “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission or electronic mail:

(i) in the case of Chase USA, as Transferor, Servicer or Administrator, to:

Chase Bank USA, National Association

201 North Walnut Street

Wilmington, Delaware 19801

Attention: David A. Penkrot

Fax: (302) 282-7634

Email: david.penkrot@chase.com

with a copy to:

JPMorgan Chase & Co.

270 Park Avenue, 10th Floor

New York, New York 10017

Attention: Brent Barton

Fax: (212) 834-6519

Email: brent.barton@jpmchase.com

(ii) in the case of the Trust or the Owner Trustee, to:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890-1600

Attention: Corporate Trust Administration

Fax: (302) 636-4140

Email: JLuce@WilmingtonTrust.com

(iii) in the case of the Indenture Trustee or the Collateral Agent, to:

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

MAC: N9311-161

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services—Asset Backed Administration

Fax: (612) 667-3464

Email: Cheryl.C.Zimmerman@wellsfargo.com

(iv) in the case of the Note Rating Agency for a particular Series, the address, if any, specified in the Indenture Supplement relating to such Series, and

(v) to any other Person as specified in the Indenture or any Indenture Supplement; or, as to each party, at such other address, attention party, facsimile number or email address as shall be designated by such party in a written notice to each other party.

3. Amendment to Paragraph 5 of Exhibit B. Paragraph 5 of Exhibit B of the Third Amended and Restated Transfer and Servicing Agreement shall be amended by deleting the existing paragraph 5 of Exhibit B in its entirety and replacing it with the following:

“5. Representations and Warranties of the Servicer. No selection procedures believed by the Servicer to be materially adverse to the interests of the Noteholders were utilized in selecting the Removed Accounts to be removed from the Trust and (I) a random selection procedure was used by the Servicer in selecting the Removed Accounts and only one such removal of randomly selected Accounts shall occur in the then current Monthly Period, (II) the Removed Accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by such third party or has expired without renewal and which by its terms permits the third party to repurchase the Removed Accounts subject to such arrangement, upon such cancellation or non-renewal and the third party has exercised such repurchase right or (III) the Removed Accounts were selected using another method that will not preclude transfers from satisfying the conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009.”

4. Amendment to Schedule 2-B to Exhibit B. Schedule 2-B to Exhibit B of the Third Amended and Restated Transfer and Servicing Agreement shall be amended by deleting the existing second paragraph of Schedule 2-B to Exhibit B in its entirety and replacing it with the following:

“The undersigned hereby certifies and acknowledges on behalf of the Transferor that (x) a random selection procedure was used by the Servicer in selecting the Removed Accounts and only one such removal of randomly selected Accounts shall occur in the then current Monthly Period, (y) the Removed Accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by such third party or has expired without renewal and which by its terms permits the third party to repurchase the Removed Accounts subject to such arrangement, upon such cancellation or non-renewal and the third party has exercised such repurchase right or (z) the Removed Accounts were selected using another method that will not preclude transfers from satisfying the conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009.”

5. No Waiver. The execution and delivery of this Amendment No. 3 shall not constitute a waiver of a past default under the Third Amended and Restated Transfer and Servicing Agreement or impair any right consequent thereon.

6. Third Amended and Restated Transfer Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Third Amended and Restated Transfer and Servicing Agreement shall remain in full force and effect. All references to the Third Amended and Restated Transfer and Servicing Agreement in any other document or instrument shall be deemed to mean the Third Amended and Restated Transfer and

Servicing Agreement as amended by this Amendment No. 3. This Amendment No. 3 shall not constitute a novation of the Third Amended and Restated Transfer and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Third Amended and Restated Transfer and Servicing Agreement to which they are parties thereto, as amended by this Amendment No. 3, as though the terms and obligations of the Third Amended and Restated Transfer and Servicing Agreement were set forth herein.

7. Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

8. Separability. In case any provision in this Amendment No. 3 shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired thereby.

9. Counterparts. This Amendment No. 3 may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

10. GOVERNING LAW. THIS AMENDMENT NO. 3 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

11. Effective Date. This Amendment No. 3 shall become effective as of the day and year first above written.

12. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment No. 3 is executed and delivered by Wilmington Trust Company, not individually or personally but solely as owner trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Amendment No. 3 or any other related documents.

IN WITNESS WHEREOF, the Transferor, the Servicer, the Administrator, the Issuing Entity, the Indenture Trustee and the Collateral Agent have caused this Amendment No. 3 to be duly executed by their respective officers as of the day and year first above written.

CHASE BANK USA, NATIONAL ASSOCIATION, as Transferor, Servicer and Administrator

By:	/s/David A. Penkrot
Name: David A. Penkrot
Title: Senior Vice President

CHASE ISSUANCE TRUST, as Issuing Entity

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/Rachel L. Simpson
Name: Rachel L. Simpson
Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION not in its individual capacity but solely as Indenture Trustee and Collateral Agent

By:	/s/Cheryl Zimmerman
Name: Cheryl Zimmerman
Title: Vice President

CHASE ISSUANCE TRUST

AMENDMENT NO. 3 TO THE THIRD A&R TSA

Acknowledged and Accepted:

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/Jennifer A. Luce
Name: Jennifer A. Luce
Title: Vice President

CHASE ISSUANCE TRUST

AMENDMENT NO. 3 TO THE THIRD A&R TSA